Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40454, 333-84840 and 333-118662) and on Form S-8 (Nos. 333-03926, 333-61632, 333-100811 and 333-44007) of Amerigon Incorporated of our report dated March 23, 2005 relating to the financial statements which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated March 23, 2005 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Detroit, Michigan
March 23, 2005